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EXHIBIT 99.2



        SSP Solutions, Inc. Investor      SSP Solutions, Inc. Editorial Contact:
        Contact
        Eileen Morcos                     Jackie Zerbst
        Hill & Knowlton                   SSP Solutions Inc.
        323-966-5748                      949-851-1085
        emorcos@hillandknowlton.com       jackie.zerbst@bizssp.com



                              COMPANY ANNOUNCEMENT


                               SSP SOLUTIONS, INC.

                         DEBUTS UNDER NEW NASDAQ SYMBOL

            MERGER BETWEEN LITRONIC AND BIZ INTERACTIVE ZONE COMPLETE
                  THE TRUSTED SYMBOL OF THE DIGITAL ECONOMY(TM)

IRVINE, Calif., August 25, 2001 -- Litronic Inc. (Nasdaq: LTNX) today announced that on August 24, 2001 (after the closing of the markets), it completed the merger of Litronic Merger Corp. with BIZ Interactive Zone, whereby BIZ became a wholly-owned subsidiary of Litronic Inc. Simultaneously with the closing of the merger, Litronic Inc. changed its name to SSP Solutions, Inc. and is now trading under the Nasdaq ticker SSPX.

        SSP Solutions was created to ensure the security of the digital economy. Under the guidance and direction of Marvin Winkler and Kris Shah, co-chairmen and co-CEO, SSP Solutions will build on a thirty-year tradition of providing leading security solutions to such government agencies as the National Security Agency, banking groups such as the coalition Identrus, and other commercial sectors.

        Offering a wide range of products and services designed to create the Trusted Symbol of the Digital Economy(TM), SSP Solutions protects revenue associated with digital content by enabling controlled distribution of valued material such as movies, music, software and user data. SSP addresses the four trends in the security arena: software to hardware, server to the edge, complex to simple, and one time view to recurring revenue.

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        The SSP Security Suite offers a wide range of solutions including: a hardened silicon chip capable of metering the distribution of digital content; a secure system for packaging and distributing digital content; a stand alone appliance that ensures content integrity of any web site; a secure applet that enables the creation of information exchange networks among customers, partners and suppliers; a software solution that resizes Windows and creates a "taskbar" from which open programs can be displayed software for managing certificate and token creation and distribution; and a 32 bit cryptographically enabled smart card.

        "We are thrilled to continue our 30 year tradition of providing security products and services. Our tremendous library of intellectual properties and our gifted employees will help us achieve our goal," said Marvin Winkler co-chairman and co-CEO's, SSP Solutions Inc. "Our open embedded security architecture supports all standards of digital rights management -- at the same time. All content providers regardless of their digital rights management choice can use SSP to distribute and monetize their content."

        The Nasdaq Staff has taken the position that the merger is a "reverse merger" such that SSP Solutions, Inc. would be required to file a new application for listing on The Nasdaq National Market. SSP is requesting a hearing before a Nasdaq Listing Qualifications Panel to review the Staff determination; however, there can be no assurance that the Panel will agree with SSP, and SSP does not currently meet the $5.00 minimum bid price requirement for a new listing. If the Nasdaq Listing Qualifications Panel upholds the Staff's determination, SSP must either meet that requirement by the time the new listing application is filed or obtain an exemption from that requirement from Nasdaq.

        SSP is propelled by a formal, ten-year alliance with Electronic Data Systems (NYSE: EDS), a global industry leader in information assurance, to provide SSP products as a core component of the Secure Digital Communications offering of its worldwide Information Assurance Group.


ABOUT SSP SOLUTIONS, INC.

SSP Solutions, Inc. develops and distributes the SSP Solution Suite of hardware, software, and embedded security products designed as the Trusted Symbol of the Digital Economy(TM). SSP products embed security and trust throughout the transaction chain protecting

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electronic communications and financial transactions, network access, and the exchange of copyrighted digital content. By combining our own technology with a range of partners' technologies and intellectual properties, SSP products represent the first, open embedded security architecture simultaneously supporting public key infrastructure (PKI) and multiple standards of digital rights management. SSP's custom-made enterprise security solutions address digital rights management, financial services, government, entertainment, healthcare, and education -- and form the heart of a ten-year alliance with Electronic Data Systems (NYSE: EDS), the nation's largest systems integrator and a global leader in information assurance. For additional company information, visit http://www.sspsolutions.com or call (949) 655-4500.

        Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 With the exception of historical information, the matters discussed in this news release relating to synergies, growth of the data security market, our ability to capture market share, our ability to integrate the businesses of Litronic and BIZ and our ability to obtain a Nasdaq National Market listing for SSP are forward-looking statements that involve a number of risks and uncertainties. Other risks inherent in our business are described in Litronic's Securities and Exchange Commission filings. Risks related to the proposed merger are described in the proxy statement filed by Litronic with the Securities and Exchange Commission that relates to the merger with BIZ. We undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release. We advise investors, security holders and other interested parties to read Litronic's Securities and Exchange Commission filings, including its definitive proxy statement.



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